Exhibit 107

Calculation of Filing Fee Tables

S-8

(Form Type)

Tectonic Therapeutic, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to be Paid	Equity	Common stock, $0.0001 par value per share to be issued pursuant to the Tectonic Therapeutic, Inc. 2024 Equity Incentive Plan	Rule 457(c) and (h)(1)	742,815(2)	$22.20(4)	$16,490,493.00	$0.00015310	$2,524.70

	Equity	Common stock, $0.0001 par value per share to be issued pursuant to the Tectonic Therapeutic, Inc. 2024 Employee Stock Purchase Plan	Rule 457(c) and (h)(1)	148,563(3)	$18.87(5)	$2,803,383.81	$0.00015310	$429.20

	Total Offering Amounts					$19,293,876.81		$2,953.90

	Total Fees Previously Paid							–

	Total Fee Offsets							–

	Net Fees Due							$2,953.90

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock of Tectonic Therapeutic, Inc. (the “Registrant”), par value $0.0001 per share (“Common Stock”), that become issuable under the Registrant’s 2024 Equity Incentive Plan (the “2024 Plan”) and 2024 Employee Stock Purchase Plan (the “2024 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

Represents additional shares of Common Stock that were automatically added to the shares reserved for future grant under the 2024 Plan on January 1, 2025 pursuant to an “evergreen” provision contained in the 2024 Plan, which provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2024 Plan on January 1 of each calendar year, from January 1, 2025 through (and including) January 1, 2034, in an amount equal to (a) five percent (5%) of the total number of shares of Common Stock issued and outstanding on December 31st of the preceding calendar year; or (b) a lesser number of shares of Common Stock determined by the Registrant’s board of directors (the “Board”) prior to the date of increase.

(3)

Represents additional shares of Common Stock that were automatically added to the shares reserved for future grant under the 2024 ESPP on January 1, 2025 pursuant to an “evergreen” provision contained in the 2024 ESPP, which provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2024 ESPP on January 1 of each calendar year, from January 1, 2025 through (and including) January 1, 2034, in an amount equal to the lesser of: (a) one percent (1%) of the total number of shares of Common Stock issued and outstanding on December 31st of the preceding calendar year; (b) a number of shares equal to 442,029 shares of Common Stock; or (c) such lesser number of shares of Common Stock as determined by the Board.

(4)

This estimate is made pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on March 19, 2025, as reported on The Nasdaq Stock Market, which date is within five business days prior to the filing of this Registration Statement.

(5)

This estimate is made pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on March 19, 2025, as reported on The Nasdaq Stock Market, which date is within five business days prior to the filing of this Registration Statement, multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the 2024 ESPP.